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                                                                     EXHIBIT 2.3


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            LAMALIE ASSOCIATES, INC.,

                               LAI WORLDWIDE, INC.

                                       AND

                               LAI MERGERSUB, INC.

                             Dated December 23, 1998

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated December 23, 1998 is made and entered into by and among Lamalie Associates, Inc., a Florida corporation (the "Company"), LAI Worldwide, Inc., a Florida corporation and a wholly-owned subsidiary of the Company ("HoldingCo"), and LAI MergerSub, Inc., a Florida corporation and a wholly-owned subsidiary of HoldingCo ("MergerSub").

                                    RECITALS:

         The respective boards of directors of each of HoldingCo, MergerSub and the Company have approved the merger of MergerSub with and into the Company (the "Merger"), further approved the terms and conditions of the Merger set forth in this Agreement and approved this Agreement. HoldingCo and MergerSub are newly formed corporations organized for the purpose of participating in the transactions contemplated by this Agreement. The purpose of the Merger is to implement a new holding company organizational structure for the Company under which HoldingCo will become the holding company and the Company will become a direct wholly-owned subsidiary of HoldingCo. After the Effective Time (as defined herein), the stockholders of the Company will own equity interests in HoldingCo by consummating the Merger and converting each outstanding Share (as defined herein) into one share of HoldingCo Common Stock (as defined herein), all in accordance with the terms of this Agreement. Pursuant to Section
607.11045 of the Florida Business Corporation Act ("FBCA"), it is not necessary to submit this Agreement to a vote of the stockholders of the Company. The sole stockholder of HoldingCo and the sole stockholder of MergerSub have each approved this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                           THE MERGER; EFFECTIVE TIME

          1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the FBCA, at the Effective Time (as defined in Section 1.2), MergerSub shall be merged with and into the Company and the separate corporate existence of MergerSub shall thereupon cease. The

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Company shall be the surviving corporation in the Merger (the "Surviving
Corporation"), and except as provided herein, the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the FBCA.

         1.2. Effective Time. The Company and MergerSub will cause Articles of Merger (the "Articles of Merger") to be executed as provided in Section 607.1105 of the FBCA and delivered to the Department of State of the State of Florida. The Merger shall become effective upon the later of the filing of the Articles of Merger and the close of business on December 31, 1998 (the "Effective Time").

                                   ARTICLE II
             ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING
                                   CORPORATION

         2.1. Articles of Incorporation. The amended and restated articles of incorporation of the Company, as amended, in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "Articles of Incorporation"), until duly amended as provided therein or by applicable law, except that they shall again be restated, and the following amendments thereto shall become effective as of the Effective Time:

                  (a) Article IV, Section 1. Section 1 of Article IV shall be amended by deleting Article IV, Section 1.(b)(iii) in its entirety.

                  (b) Article IX. A new Article IX shall be added as follows:

                       SECTION 607.11045, FLORIDA STATUTES

         Pursuant to the provisions of Section 607.11045, Florida Statutes, any act or transaction by or involving this Corporation which requires for its adoption under the Florida Business Corporation Act or under these Articles of Incorporation the approval of the stockholders of this Corporation must also be approved by the stockholders of LAI Worldwide, Inc., a Florida corporation which is the parent corporation of this Corporation, or the successor by merger of LAI Worldwide, Inc., by the same vote as is required under the Florida Business Corporation Act or these Articles of Incorporation.

         2.2. The By-laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or otherwise in accordance with applicable law.







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                                   ARTICLE III
             OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION AND
                       HOLDINGCO AFTER THE EFFECTIVE TIME

         3.1. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, to serve at the pleasure of the Board of Directors of the Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of HoldingCo, to serve at the pleasure of the Board of Directors of HoldingCo.

         3.2. Directors. The directors of MergerSub at the Effective Time, whose names and addresses are set forth on Exhibit A hereto, shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation or Bylaws of the Surviving Corporation or as otherwise provided by law. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of HoldingCo until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation or Bylaws of HoldingCo or as otherwise provided by law.

                                   ARTICLE IV
        EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

         4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of HoldingCo, the Company, MergerSub or the holder of any capital stock of the Company:

                  (a) Merger Consideration. Each share of the Common Stock, par value $.01 per share, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time, together with the preferred stock purchase right associated therewith (the "Company Right") under and pursuant to, and as further described in, that certain Stockholder Rights Agreement dated November 6, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") as Rights Agent (the "Company Rights Agreement") shall be converted into one share of Common Stock, par value $.01 per share, of HoldingCo ("HoldingCo Common Stock") together with one preferred stock purchase right (the "HoldingCo Right") under and pursuant to, and as further described in, that certain Stockholder Rights Agreement dated December 30, 1998 between HoldingCo and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (the "HoldingCo Rights Agreement").

                  (b) Cancellation of Shares. Each share of HoldingCo Common Stock owned by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.


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                  (c) MergerSub. At the Effective Time, each share of Common
Stock, par value $.01 per share, of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  (d) Benefit Plans. At the Effective Time, (i) each option or right to purchase (each, a "Company Option") Shares pursuant to any of the Company's incentive plans or employee benefit plans, including but not limited to the Company's 1997 Omnibus Stock and Incentive Plan, the 1998 Omnibus Stock and Incentive Plan and the Non-Employee Directors' Stock Option Plan (the "Option Plans") shall become an option or right to purchase shares of HoldingCo Common Stock on the same terms as an option or right to purchase Shares under an Option Plan at an exercise price equal to the exercise price per share of such Company Option under an Option Plan, (ii) each right or obligation to receive a Share or payment of an amount based on a Share under any of the Company's incentive plans or benefit plans, including but not limited to the Company's 1997 Employee Stock Purchase Plan and the LAI Directors' Deferral Plan shall become a right or obligation, as the case may be, to receive shares or payment of an amount based on shares of HoldingCo Common Stock on the same terms as the right or obligation to receive Shares or payment of an amount based on Shares existed under any of such plans immediately prior to the Effective Time, (iii) each participant's right to direct an investment of his account balance under the LAI Ward Howell Profit Sharing and Savings Plan into Shares shall become a right to direct an investment of his account balance under the LAI Ward Howell Profit Sharing and Savings Plan into HoldingCo Common Stock on the same terms as permitted under the LAI Ward Howell Profit Sharing and Savings Plan immediately prior to the Effective Time, and (iv) the definition of "Company" under the Options Plans, the 1997 Employee Stock Purchase Plan, the LAI Directors' Deferral Plan and the LAI Ward Howell Profit Sharing and Savings Plan (collectively, the "Benefit Plans") and the name of each such Benefit Plan shall be amended to reflect the fact that HoldingCo will, as of the Effective Time, be considered the "Company" and the plan sponsor for all purposes of such Benefit Plans.

                  (e) Exchange of Certificates. At or prior to the Effective Time, the Company shall deposit with ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") certificates representing the HoldingCo Common Stock. Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each of its stockholders: (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Common Stock certificates in exchange for the HoldingCo Common Stock certificates. After the Effective Time, each stockholder of the Company as of the Effective Time shall surrender the certificate or certificates representing the shares of Company Common Stock owned by such person, duly endorsed as the Exchange Agent may require, together with the transmittal materials properly and duly executed, to the Exchange Agent, and shall promptly receive in exchange therefor a certificate representing an equal number of shares of HoldingCo Common Stock. The Company Common Stock certificates so surrendered shall forthwith be canceled. The Company shall not be obligated to deliver the certificates representing the HoldingCo Common Stock to any of its stockholders until they surrender their certificate or certificates representing shares of Company Common Stock for exchange as provided herein. Until surrendered for exchange in accordance with this Agreement, each certificate representing shares of Company Common Stock and Company Rights shall from and after the Effective Time represent for all purposes only the right to receive an equal number of shares of HoldingCo Common Stock and HoldingCo Rights. Whenever a dividend or other distribution is declared by the Company, the record date for which is at or after the Effective Time, the declaration shall include dividends or other

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distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Company Common Stock at or subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Company Common Stock issued and outstanding at the Effective Time until such holder physically surrenders such certificate for exchange as provided in this Agreement, promptly after which time all such dividends or distributions shall be paid (without any interest thereon).

                                    ARTICLE V
                ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

         5.1. Assumption of Plans and Agreements. HoldingCo and the Company hereby agree that they shall, at or prior to the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which HoldingCo will, from and after the Effective Time, be substituted for, assume and agree to perform, or cause the Company to perform, all obligations of the Company existing immediately prior to the Effective Time pursuant to the Benefit Plans, lockup agreements, indemnification agreements, and other agreements pertaining to the Company Common Stock as shall be deemed appropriate by the officers of the Company. In connection with such assumption and without further action by the stockholders of HoldingCo or the Company, the Benefit Plans shall be amended such that all references to the Company and the Shares shall become references to HoldingCo and HoldingCo Common Stock, respectively.

         5.2. Compliance with the FBCA. Prior to the Effective Time, the parties hereto will take all steps necessary to comply with Section 607.11045 of the FBCA, including without limitation, the following:

         (a) Articles of Incorporation and ByLaws of HoldingCo. At the Effective Time, the Articles of Incorporation and By-Laws of HoldingCo shall be in the form of the Articles of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, subject to the exceptions permitted by
Section 607.11045.

         (b) Directors and Officers of HoldingCo. At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall become the directors and officers of HoldingCo, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of HoldingCo.

         (c) Listing of HoldingCo Common Stock. The HoldingCo Common Stock to be issued and initially reserved for issuance pursuant to the transactions contemplated herein shall have been approved for listing by the Nasdaq Stock Market.

         (d) Filings. Prior to the Effective Time, the Surviving Corporation shall cause this Agreement to be executed and filed with the Florida Secretary of State. Prior to the Effective Time, to the extent necessary to effectuate the amendments to the Articles of Incorporation of the Surviving Corporation contemplated by this Agreement, the Surviving Corporation shall cause to be filed with the Florida Secretary of State such certificates or documents required to give effect thereto.


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                                   ARTICLE VI
                                   CONDITIONS

         The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following condition: the shares of HoldingCo Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been authorized for listing on the Nasdaq Stock Market.

                                   ARTICLE VII
                                   TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Company and HoldingCo by action of their respective Boards of Directors.

                                  ARTICLE VIII
                            MISCELLANEOUS AND GENERAL

         8.1. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement approved by the respective parties' Boards of Directors and executed and delivered by duly authorized officers of the respective parties, except that no amendment shall alter or change the amount or kind of shares to be received by stockholders of the Company or otherwise alter or change any of the terms and conditions of this Agreement so as to adversely affect the Company's stockholders.

         8.2. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         8.3. Governing Law. This Agreement shall be deemed to be made in and in all respect shall be interpreted, construed and governed by and in accordance with the laws of the State of Florida, without regard to the conflict of law principles thereof.

         8.4. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.




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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of the parties hereto as of the date first written above.

                                    LAMALIE ASSOCIATES, INC.



                                    By: /s/: Patrick J. McDonnell
                                        ----------------------------------------
                                        Patrick J. McDonnell, President and
                                        Chief Operating Officer

                                    LAI WORLDWIDE, INC.


                                    By: /s/: Patrick J. McDonnell
                                        ----------------------------------------
                                        Patrick J. McDonnell, President and
                                        Chief Operating Officer

                                    LAI MERGERSUB, INC.



                                    By: /s/:  Patrick J. McDonnell
                                        ----------------------------------------
                                        Patrick J. McDonnell, President and
                                        Chief Operating Officer

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                                    EXHIBIT A

                       BOARD OF DIRECTORS OF MERGERSUB AND
                   BOARD OF DIRECTORS OF SURVIVING CORPORATION
                            AFTER THE EFFECTIVE TIME


                  NAME                           ADDRESS

                  Robert L. Pearson              Suite 4150, Thanksgiving Tower,
                                                 1601 Elm Street,
                                                 Dallas, Texas 75201

                  Patrick J. McDonnell           Suite 2100, 225 West Wacker
                                                 Drive, Chicago, Illinois 60606

                  Philip R. Albright             Suite 200E, Northdale Plaza,
                                                 3903 Northdale
                                                 Boulevard, Tampa, Florida 33624



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